UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2012

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2012, Concho Resources Inc. (the “Company”) entered into a Tenth Amendment (the “Tenth Amendment”) to its Amended and Restated Credit Agreement, dated as of July 31, 2008, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended and Restated Credit Agreement”).

The Tenth Amendment increases the aggregate limit on the Company’s permitted indebtedness evidenced by unsecured senior notes from $3.1 billion to $4.0 billion and extends the deadline for the Company to issue additional unsecured notes without any reduction in the borrowing base under the Amended and Restated Credit Agreement as a result of the issuance of such notes from May 1, 2013 to November 2, 2013. After November 2, 2013, any issuance of unsecured notes will result in a reduction in the Company’s borrowing base equal to the lesser of (i) $300 for every $1,000 of unsecured senior notes issued by the Company or (ii) such other amount, if any, as determined prior to the issuance of such notes by lenders holding at least two-thirds of the outstanding credit exposure and unused commitments under the Amended and Restated Credit Agreement.

The Tenth Amendment also increases the Company’s borrowing base under the Amended and Restated Credit Agreement from $2.5 billion to $3.0 billion. In addition, prior to the effectiveness of the Tenth Amendment, the Company was prohibited from consummating, or entering into agreements to consummate, dispositions or swap modifications that were not otherwise permitted; the Tenth Amendment removes the prohibition on entering into such agreements, leaving only the prohibition on consummating such dispositions or swap modifications.

The foregoing description of the Tenth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Tenth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Tenth Amendment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Tenth Amendment to Amended and Restated Credit Agreement, dated as of October 26, 2012, among Concho Resources Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: October 29, 2012	By:	/s/ C. WILLIAM GIRAUD
	Name:	C. William Giraud
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Tenth Amendment to Amended and Restated Credit Agreement, dated as of October 26, 2012, among Concho Resources Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.